Exhibit 99.1

Soluna Announces Monthly Business Update

ALBANY, NY, December 9, 2025 – Soluna Holdings, Inc. (“Soluna” or the “Company”) (NASDAQ: SLNH), a developer of green data centers for intensive computing applications, including Bitcoin mining and AI, announced its November 2025 project site-level operations, developments, and updates.

The Company has provided the following Corporate and Site Updates.

Key Company Metrics:

The monthly metrics are now available here.

Corporate Highlights:

●	Q3’25 Earnings Released: Soluna reports strong third-quarter results, including 37% sequential revenue growth, gross profit rising to 28%, and cash reaching a record $60 million.

●	Dorothy 2 Completed: Our 48 MW expansion is now fully energized, increasing total operational capacity by 64% to 123 MW at our flagship West Texas campus.

●	Kati Groundbreaking Video Released: A new site video captures the momentum behind Project Kati, our 166 MW wind-powered data center now under construction.

●	Project Kati FAQ Published: A public-facing resource answering key questions about the project’s size, timeline, community benefits, and renewable-energy footprint.

●	New Blog — Beyond the Chip War: A deep dive into the energy and infrastructure race shaping the next era of AI and high-performance computing.

●	In the Press: Soluna featured in Power Mining Analysis, Water Tower Research, Blockspace, KVAQ-TV, the Rio Grande Valley Business Journal, and more.

Key Project Updates:

Project Dorothy 1A (25 MW, Bitcoin Hosting) / Project Dorothy 1B (25 MW, Bitcoin Prop-Mining):

●	D1A continues to operate at a high level, with coordination efforts underway in preparation for the 20 MW Canaan deployment expected in Q1-2026.
●	D1B had an additional 900 S19 XP miners deployed at the start of November, replacing the current S19J Pro fleet.

Project Dorothy 2 (48 MW, Bitcoin Hosting):

●	Final construction was completed, and the site has transitioned to operations with all customers fully deployed.

Project Sophie (25 MW, Bitcoin Hosting):

●	The deployment of a 3.3 MW partnership with KULR was completed at the beginning of November, and the site has remained at full capacity since then.

Project Kati 1 (83 MW Under Construction, Bitcoin Hosting):

●	Installation of the main network is underway in the office, which is fully framed.
●	Phase K1A 48 MW Galaxy is progressing, with 12 MW of containers installed and up to 24 MW underway.
●	The civil construction Phase K1B 35 MW Soluna MDCs have started, with the MDC concrete pads being poured, allowing the mechanical framing of the buildings to commence.

Project Kati 2 (83 MW+ Under Development, AI/HPC Hosting):

●	Test fit complete for initial data center design, which can accommodate the latest NVIDIA GPUs.
●	Architecture and electrical engineering firms have been identified for concept and detailed design.
●	The site has received significant interest from a variety of tenants, including Neocloud and Hyperscalers.

Project Grace (2 MW at Dorothy 2, Under Development, AI/HPC Hosting):

●	Advanced detailed engineering for Project Grace microgrid electrical design for AI load Integration.

Pipeline Highlights:

●	Finalizing Power Purchase Agreements (PPA) and Retail Electric Provider (REP) agreements for Projects Ellen and Hedy.
●	Work continues on PPA agreements for projects Annie, Gladys, Rosa, and Fei.

Customer Success:

●	Completed deployment of 48 MW across three new and expanding partnership agreements secured this year at Project Dorothy 2.
●	Completed the deployment of 7 MW across two new partnership agreements secured this year at Project Sophie.

View Soluna’s recent AMA here.

Soluna’s glossary of terms can be found here.

Safe Harbor Statement

This announcement contains forward-looking statements. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements include all statements, other than statements of historical fact, regarding our current views and assumptions with respect to future events regarding our business and our expectations with respect to Project Dorothy 1A’s 20MW Canaan deployment, and other statements that are predictive in nature. These forward-looking statements can be identified by terminology such as “will,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates,” “confident,” and similar statements. Readers are cautioned that any forward-looking information provided by us or on our behalf is not a guarantee of future performance. Actual results may differ materially from those contained in these forward-looking statements as a result of various factors disclosed in our filings with the Securities and Exchange Commission (“SEC”), including the “Risk Factors” section of our Annual Report on Form 10-K filed with the SEC on March 31, 2025. All forward-looking statements speak only as of the date on which they are made, and we undertake no duty to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except to the extent required by law.

About Soluna Holdings, Inc. (Nasdaq: SLNH)

Soluna is on a mission to make renewable energy a global superpower, using computing as a catalyst. The company designs, develops, and operates digital infrastructure that transforms surplus renewable energy into global computing resources. Soluna’s pioneering data centers are strategically co-located with wind, solar, or hydroelectric power plants to support high-performance computing applications, including Bitcoin Mining, Generative AI, and other compute-intensive applications. Soluna’s proprietary software MaestroOS(™) helps energize a greener grid while delivering cost-effective and sustainable computing solutions and superior returns. To learn more, visit solunacomputing.com and follow us on:

LinkedIn: https://www.linkedin.com/company/solunaholdings/

X (formerly Twitter): x.com/solunaholdings

YouTube: youtube.com/c/solunacomputing

Newsletter: bit.ly/solunasubscribe

Resource Center: solunacomputing.com/resources

Soluna regularly posts important information on its website and encourages investors and potential investors to consult the Soluna investor relations and investor resources sections of its website regularly.

Contact Information

Public Relations

West of Fairfax for Soluna

Soluna@westof.co